                                                                EXHIBIT 11(i)
                                             Opinion and Consent of Counsel

                     Myer, Swanson, Adams & Wolf, P.C.
                               1600 Broadway
                          Denver, Colorado 80202

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                               June 20, 2003

Oppenheimer Main Street Funds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Dear Ladies and Gentlemen:

      This opinion is furnished to Oppenheimer Main Street Funds, Inc., a
Maryland Corporation, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form N-14 under the Securities Act of 1933 and the Investment Company Act ("The
Registration Statement"), for the issuance of shares of its series,
Oppenheimer Main Street Fund (the "Fund"), to the shareholders of
Oppenheimer Trinity Core Fund pursuant to an Agreement and Plan of
Reorganization (the "Agreement") and the transactions contemplated by said Agreement whereby shares of the Fund will be issued to the shareholders of Oppenheimer Trinity Core Fund upon delivery of the assets of Oppenheimer Trinity Core Fund when and as more fully set forth in the
Agreement.  This opinion relates only to the filing of the Registration
Statement and will be superceded and replaced by our opinion to
Oppenheimer Trinity Core Fund required by and pursuant to the Agreement to be delivered at the closing of the Reorganization and the transactions contemplated thereby, if and when said closing occurs.

      As counsel for the Fund, we have examined the Registration
Statement, such statutes, regulations, Fund records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      Based upon and subject to the foregoing, we are of the opinion that the shares of the Fund to be issued as described in the Registration
Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable assuming receipt of the consideration to be received therefor and upon the closing of the
Agreement and the transactions contemplated thereby and upon delivery of said shares as provided in the Agreement.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration
Statement.  We do not thereby admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                    Sincerely,

                                    /s/ Allan B. Adams
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                                    Myer, Swanson, Adams & Wolf, P.C.